Exhibit 10.4

Mast Therapeutics, Inc. 2015 Omnibus Incentive Plan

Incentive Stock Option Grant Agreement – Non-Exempt Employees

THIS INCENTIVE STOCK OPTION GRANT AGREEMENT (this “Agreement”), effective as of [●] (the “Grant Date”), is entered into by and between Mast Therapeutics, Inc., a Delaware corporation (the “Company”), and [●] (the “Grantee”).

1.Grant of Option. The Company hereby grants to the Grantee a stock option (the “Option”) to purchase [●] shares of common stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $[●] per Share (the “Exercise Price”) pursuant to the Mast Therapeutics, Inc. 2015 Omnibus Incentive Plan (the “Plan”).  The Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code to the fullest extent permitted by the Code, however, the Company does not represent or warrant that this Option qualifies as such.  Grantee should consult with Grantee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.  (NOTE TO GRANTEE: If the Option is exercised more than three (3) months after the date on which Grantee ceases to be an Employee (other than by reason of Grantee’s death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a non-statutory stock option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

In addition, to the extent that the Option (together with all Incentive Stock Options granted to Grantee under all stock option plans of the Company, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as non-statutory stock options.  Options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code.  If the Option is treated as an Incentive Stock Option in part and as a non-statutory stock option in part by reason of the limitation set forth in this Section, Grantee may designate which portion of such Option Grantee is exercising.  In the absence of such designation, Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  To the extent that certificates are issued for Shares, separate certificates representing each such portion shall be issued upon the exercise of the Option.

In addition, only Employees may receive granted Incentive Stock Options, any grant of an Option to a Consultant or Director shall be treated as a non-statutory stock option.

2.Subject to the Plan.  This Agreement is subject to the provisions of the Plan, and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan.  In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.  All questions of interpretation concerning this Agreement and the Plan shall be determined by the Committee or its designee.  All such determinations shall be final or conclusive, and binding upon all persons having an interest in the Option as provided in the Plan.

3.Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (f) of Section 6.

4.Vesting. [The Option shall become vested with respect to one-fourth (1/4th) of the Shares (or [●] Shares) on [●] and as to 1/48th of the Shares on each monthly anniversary of [●] such that all of the Shares will have vested by [●]; provided, however, that the Grantee is providing Services on each such vesting date.] / [The Option shall become vested with respect to [●] of the Shares on [●], and as to 1/48th of the remaining amount of the Shares on each monthly anniversary of [●] such that all of the Shares will have vested by [●]; provided, however, that the Grantee is providing Services on each such vesting date.] / [The Option shall become vested with respect to 1/48th of the Shares on each monthly anniversary of [●]; provided, however, that the Grantee is then providing Services.]

5.Exercise of Option

(a)Manner of Exercise. Except as provided in paragraph (f) of this Section, to the extent vested, the Option may be exercised, in whole or in part, by delivering notice to the Company in accordance with paragraph (g) of Section 8 in such form as the Company may require from time to time (the “Exercise Notice”). Such Exercise Notice shall specify the number of Shares subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee.  The Option may be exercised only in multiples of whole Shares and no fractional Shares shall be issued.

(b)Issuance of Shares.  Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Grantee the applicable number of Shares in the form of fully paid and non-assessable Shares.

(c)Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 12.2 of the Plan.

(d)Withholding.  No Shares will be issued on exercise of the Option unless and until the Grantee pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option.  The Grantee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the applicable taxes.  At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Grantee on exercise of the Option, up to the Grantee’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

(e)Notice of Disposition. Grantee agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Grantee.

(f)Limitation on Exercise for Non-Exempt Employees. If the Grantee is a non‑exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, notwithstanding the fact that the Option may become partially vested in accordance with Section 4, the Option shall not be exercisable for any Shares until the date that is the day after the six-month anniversary of the Grant Date; provided, however, that, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Grantee’s death or disability, (ii) upon a corporate transaction in which the Option is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Grantee’s retirement (as such term is defined in paragraph (b) of Section 6), to the extent the Option is then vested, the Grantee may exercise the vested portion of the Option before the six-month anniversary of the Grant Date.  This provision is intended to operate so that any income derived by the Grantee in connection with the exercise or vesting of the Option will be exempt from the Grantee’s regular rate of pay.

6.Termination of Option.

(a)Termination of Employment or Service Relationship Other Than Due to Retirement, Death, Disability or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Grantee ceases to provide Services for any reason other than, as applicable, the Grantee's Retirement, death, Disability or termination for Cause. Except as provided in paragraphs (b), (c) or (d) of this Section, any portion of the Option that is not vested at the time the Grantee ceases to provide Services shall immediately terminate.

(b)Retirement.  Upon the Retirement of the Grantee, unless the Option has earlier terminated, the Option shall continue in effect (and, for purposes of vesting pursuant to Section 4, the Grantee shall be deemed to continue to be providing Services) until the earlier of (i) two (2) years after the Grantee’s Retirement (or, if later, the fifth anniversary of the Grant Date), and (ii) the expiration of the Option’s term pursuant to Section 3.  For purposes of this Agreement, “Retirement” shall mean termination of the Grantee’s employment with the Company and its Affiliates, or a successor company (or a subsidiary or parent thereof) and their respective subsidiaries, other than for Cause (a) if (i) the Grantee is then at least age 60 and (ii) the sum of the Grantee’s age and years of continuous Service with the Company and its Affiliates is then equal to at least 70 or (b) if the

Committee characterizes such termination as a “Retirement” for purposes of  this Agreement.  For clarity, this Section 6(b) shall apply only to Grantees who are Employees at the time of termination.

(c)Death.  Upon the Grantee's death, unless the Option has earlier terminated, the Grantee's executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months after the date of the Grantee's death or the end of the term of the Option pursuant to Section 3, whichever is earlier.

(d)Disability. In the event that the Grantee ceases to provide Services by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within six (6) months after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Grantee has incurred a Disability shall be final and binding on all parties concerned.

(e)Termination for Cause.  Upon termination by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of the Grantee’s Service for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever.  For purposes of this Agreement, except as otherwise provided in a written employment or severance agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee (including a change in control severance agreement or plan), “Cause” shall mean: the commission of any act of fraud, embezzlement or dishonesty by Grantee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or an Affiliate or a successor company (or a subsidiary or parent thereof), or any other intentional misconduct by such person adversely affecting the business affairs of the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) in a material manner.

(f)Automatic Extension of Exercise Period.

(i)Notwithstanding any provisions of Section 3 or paragraphs (a), (b), (c) or (d) of this Section to the contrary, if on the last business day of the term of the Option under Section 3 or if following termination of Service and during any part of the time period set forth in the applicable paragraph of this Section: (A) exercise of the Option is prohibited by applicable law or (B) the Grantee may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 3 or the time period to exercise the Option under Section 3 or paragraphs (a), (b), (c) or (d) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.

(ii)If the Grantee is a non‑exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Grantee ceases to provide Services for any reason other than the Grantee's Retirement, death, Disability or termination for Cause, and the 90-day exercise period provided by paragraph (a) of this Section will expire before the date that is the day after the six-month anniversary of the Grant Date, then notwithstanding paragraph (a) of this Section, the time period to exercise the Option shall be extended through the close of business on the day that is the third business day after the Option first becomes exercisable.

7.Change in Control.

(a)Effect on Option.  In the event of a Change in Control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the Option on substantially the same terms and conditions (which may include settlement in the common stock of the successor company (or a subsidiary or parent thereof)), the Option shall (i) vest and become exercisable on the day prior to the date of the Change in Control if the Grantee (A) is then providing Services or (B) was terminated without Cause as an Employee, Consultant or Director in connection with or in contemplation of the Change in Control and (ii) terminate on the date of the Change in Control.  In the event of a Change in Control and solely if the Grantee was an Employee on the date of the Change of Control and is an Employee on the date of termination (as contemplated below), in both cases regardless of whether the Grantee was also a Director on such dates, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the Option on substantially the same terms and conditions (which may include providing for settlement in the common stock of the successor company (or a subsidiary or parent thereof)), if within 24 months following the date of the Change in Control the Grantee’s employment is terminated by the Company or an Affiliate or the successor company (or a subsidiary or parent thereof) without Cause or by the Grantee for Good Reason, the Option shall become fully vested and exercisable, and may be exercised by the Grantee at any time until the tenth anniversary of the Grant Date.

(b)Good Reason.  For purposes of this Agreement, except as otherwise provided in paragraph (c) of this Section, “Good Reason” shall mean, in each case without Grantee’s explicit written consent, which Grantee may withhold or provide in Grantee’s sole and absolute discretion, (i) a reduction by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of more than 10% in Grantee’s rate of annual base salary as in effect immediately prior to such Change in Control; (ii) a reduction by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of more than 10% of Grantee’s individual annual target or bonus opportunity, except under circumstances where the Company or the Affiliate or the successor company (or a subsidiary or parent thereof) implement changes to the bonus structure of similarly situated employees, including but not limited to changes to the bonus structure designed to integrate the Company’s or the Affiliate’s personnel with other personnel of the successor company (or a subsidiary or parent thereof); (iii) a change in position that materially reduces Grantee’s level of responsibility, including the level of person to whom Grantee reports; or (iv) a relocation following the Change in Control of Grantee’s primary office location (A) by more than 50 miles or (B) that would reasonably be expected to increase Grantee’s commute such that Grantee’s total (i.e., round-trip) commute would reasonably be expected to increase by more than 1 hour per day.

(c)Other Agreement or Plan.  The provisions of this Section (including the definitions of Cause and Good Reason), shall be superseded by the specific provisions, if any, of a written employment or severance or service agreement between the Grantee and the Company or a severance plan of the Company covering the Grantee, including a change in control severance agreement or plan, to the extent such a provision provides a greater benefit to the Grantee.

8.Miscellaneous.

(a)No Rights of Stockholder. The Grantee shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b)No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award (including this Option), (b) any Shares issuable upon the exercise of this Option, or (c) the sale of any Shares issued upon exercise of this Option, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of (x) any offer or issuance of this Option, (y) any Shares issuable upon exercise of this Option, or (z) the sale of any Shares issued upon exercise of this Option are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(c)Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option may be exercised only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee's guardian or legal representative.  Notwithstanding the foregoing, the Grantee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Grantee’s death, shall thereafter be entitled to exercise the Option.

(d)Severability.  If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e)Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.

(f)Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g)Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Grantee by the Company (or, if applicable the Affiliate for whom Grantee provides Services), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth or at such other address as such party may designate in writing from time to time to the other party.  Notice by mail shall be deemed delivered on the date on which it is postmarked.

Mailed notices to the Company should be addressed to:

Mast Therapeutics, Inc.

3611 Valley Centre Drive, Suite 500

San Diego, CA 92130

Attention:  Legal Department

Mailed notice to the Grantee should be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company or the Affiliate for whom Grantee is providing Services or a successor company (or a subsidiary or parent thereof).  The Company or the Grantee may by writing to the other party, designate a different address for notices.

The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Grantee electronically.  In addition, if permitted by the Company, Grantee may deliver electronically the Exercise Notice called for by paragraph (a) of Section 5 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Grantee acknowledges that Grantee has read this paragraph (g) of Section 8 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Exercise Notice, as described above.  Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Grantee by contacting the Company by telephone or in writing.  Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, Grantee understands that Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Grantee may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, Grantee understands that he or she is not required to consent to electronic delivery of documents.

(h)Agreement Not a Contract.  This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Grantee’s part to continue as an employee or director of or consultant to the Company or any Affiliate or a successor company (or a subsidiary or parent thereof), or of the Company or any Affiliate or a successor company (or a subsidiary or parent thereof) to continue Grantee’s Service as such an employee, director or consultant.

(i)Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

MAST THERAPEUTICS, INC.

By:_______________________________________

__________________________________________

Grantee